EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                          NOVEMBER 24, 2003


                        VALSPAR REPORTS FULL YEAR RESULTS

MINNEAPOLIS, MINNESOTA - The Valspar Corporation (NYSE-VAL), a leading coatings manufacturer, today reported net income for the fourth quarter ended October 31, 2003 of $24,627,000 versus net income of $34,925,000 for the comparable period last year. Fourth quarter results for 2003 include the previously announced charge of $15,200,000 or $0.29 per share for estimated future service claims expense associated with its furniture protection plans. Diluted earnings were $0.47 per share, which includes the $0.29 effect of the charge, versus $0.68 reported a year ago. Sales for the quarter increased 9.2% to $619,006,000 compared to $566,768,000 last year.

Net income for the full year was $112,514,000 or $2.17 per diluted share including the previously announced charge of $0.29 per share compared with $120,121,000 or $2.34 per diluted share for last year. Sales for the year increased 5.7% to $2,247,926,000 compared to $2,126,853,000 during fiscal year 2002.

Commenting on fourth quarter and full year results, Richard M. Rompala, Chairman and Chief Executive Officer, said, "We are pleased with our 2003 results in light of the challenging market conditions. Despite a weak industrial economy and raw material cost pressures, we achieved record results before the charge to earnings. Soft industrial coatings markets through most of the year restricted growth in this product line. This was more than offset by strong performances from our architectural and packaging coatings product lines. In addition, we generated very strong cash flow--enough to fund over $50 million of capital investments and to reduce debt by $150 million. As a result, we believe we are well positioned for both internal and external growth. Based on current economic conditions, we expect results for fiscal 2004 to be in the range of $2.70 to $2.85 per share."

For further information, contact Deborah D. Weiss, Vice President and Treasurer of Valspar at 612-375-7302.

NOTE: Valspar will host a conference call on Monday, November 24th at 10:00 AM CST. The call can be heard live over the Internet at Valspar's website at http://www.valspar.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped replay of the call can also be accessed by dialing 1-800-475-6701 in the U.S. or 320-365-3844 outside the U.S. beginning at 1:30
PM, using access code 705678.

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THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING" STATEMENTS. THESE
FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS. FORWARD-LOOKING STATEMENTS ARE NECESSARILY SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE OUTSIDE THE CONTROL OF THE COMPANY THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. THESE UNCERTAINTIES AND OTHER FACTORS INCLUDE DEPENDENCE OF INTERNAL EARNINGS GROWTH ON ECONOMIC CONDITIONS AND GROWTH IN THE DOMESTIC AND INTERNATIONAL COATINGS INDUSTRY; RISKS RELATED TO ANY FUTURE SIGNIFICANT ACQUISITIONS, INCLUDING RISKS OF ADVERSE CHANGES IN THE RESULTS OF ACQUIRED BUSINESSES, RISKS OF DISRUPTIONS IN BUSINESS RESULTING FROM THE INTEGRATION PROCESS AND HIGHER INTEREST COSTS RESULTING FROM FURTHER BORROWING FOR ANY SUCH ACQUISITIONS; OUR RELIANCE ON THE EFFORTS OF VENDORS, GOVERNMENT AGENCIES, UTILITIES AND OTHER THIRD PARTIES TO ACHIEVE ADEQUATE COMPLIANCE AND AVOID DISRUPTION OF OUR BUSINESS; CHANGES IN THE COMPANY'S RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; UNUSUAL WEATHER CONDITIONS THAT MIGHT ADVERSELY AFFECT SALES; CHANGES IN RAW MATERIALS PRICING AND AVAILABILITY; CHANGES IN GOVERNMENTAL REGULATION, INCLUDING MORE STRINGENT ENVIRONMENTAL, HEALTH AND SAFETY REGULATIONS; THE NATURE, COST AND OUTCOME OF PENDING AND FUTURE LITIGATION AND OTHER LEGAL PROCEEDINGS; THE OUTBREAK OF WAR AND OTHER SIGNIFICANT NATIONAL AND INTERNATIONAL EVENTS; AND OTHER RISKS AND UNCERTAINTIES. THE FOREGOING LIST IS NOT EXHAUSTIVE, AND THE COMPANY DISCLAIMS ANY OBLIGATIONS TO SUBSEQUENTLY REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS.

                        COMPARATIVE CONSOLIDATED EARNINGS
          For the Quarters Ended October 31, 2003 and October 25, 2002

                                                           Fourth Quarter                            Year-To-Date
(Dollars in thousands, except per share amounts)   (Unaudited)       (Unaudited)
=============================================================================================================================
                                                       2003*             2002                   2003*                2002
=============================================================================================================================
NET SALES                                          $   619,006        $   566,768            $ 2,247,926         $ 2,126,853
COST OF SALES                                          429,060            376,883              1,542,144           1,430,184
OPERATING EXPENSES                                     140,256            119,010                478,279             447,064
-----------------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                  49,690             70,875                227,503             249,605
INTEREST EXPENSE                                        11,440             12,418                 45,843              48,711
OTHER EXPENSE/(INCOME), NET                            (1,469)                730                    186               2,346
-----------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                              39,719             57,727                181,474             198,548
INCOME TAXES                                            15,092             22,802                 68,960              78,427
-----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                         $    24,627        $    34,925            $   112,514         $   120,121
=============================================================================================================================
NET INCOME PER COMMON SHARE-BASIC                  $      0.49        $      0.70            $      2.23         $      2.41
NET INCOME PER COMMON SHARE-DILUTED                $      0.47        $      0.68            $      2.17         $      2.34
=============================================================================================================================
AVERAGE NUMBER OF SHARES O/S-BASIC                  50,635,991         50,095,914             50,435,929          49,892,689
AVERAGE NUMBER OF SHARES O/S-DILUTED                52,282,806         51,284,814             51,924,280          51,370,391
=============================================================================================================================

*Includes a charge to net income of $15.2 million or $0.29 per share for estimated future service claims expense associated with the Company's furniture protection plans.

                             THE VALSPAR CORPORATION
                           CONSOLIDATED BALANCE SHEETS

                                                October 31,        October 25,
(Dollars in thousands)                            2003               2002
================================================================================
ASSETS
  CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                     $   41,589         $   22,715
  ACCOUNTS RECEIVABLE, NET                         385,178            368,134
  INVENTORIES                                      192,251            200,645
  OTHER                                            119,813            110,294
-----------------------------------------------------------------------------
  TOTAL CURRENT ASSETS                             738,831            701,788
  GOODWILL, NET                                    961,915            938,759
  OTHER ASSETS, NET                                381,559            376,530
  PROPERTY, PLANT & EQUIPMENT, NET                 414,219            402,475
-----------------------------------------------------------------------------
TOTAL ASSETS                                    $2,496,524         $2,419,552
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
  NOTES PAYABLE TO BANKS                        $   26,200         $   40,579
  TRADE ACCOUNTS PAYABLE                           202,713            197,047
  INCOME TAXES                                      48,458             20,998
  ACCRUED LIABILITIES                              253,165            240,107
-----------------------------------------------------------------------------
  TOTAL CURRENT LIABILITIES                        530,536            498,731
  LONG TERM DEBT                                   749,726            885,819
  DEFERRED LIABILITIES                             346,945            297,749
  STOCKHOLDERS' EQUITY                             869,317            737,253
-----------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $2,496,524         $2,419,552
================================================================================